Exhibit 99.1

CONTINENTAL BUILDING PRODUCTS APPOINTS DENNIS SCHEMM

AS CHIEF FINANCIAL OFFICER

Herndon, Virginia, May 6, 2015. Continental Building Products, Inc. (NYSE: CBPX) (the “Company”), a manufacturer of gypsum wallboard and complementary finishing products, announced the appointment of Dennis Schemm as Chief Financial Officer, effective May 11, 2015.

“We are excited to welcome Dennis to our leadership team,” stated Jay Bachmann, Continental’s CEO. “He has a proven history of experience with more than 20 years in finance, including 16 years in senior management roles at publicly traded industrial companies. His extensive and broad leadership capabilities will be instrumental to supporting our efforts as we further strengthen our low-cost position and generate additional cash flow as our end markets improve.”

Mr. Schemm most recently served from 2013 to 2015 as Vice President of Global Finance for Armstrong Flooring, a division of Armstrong Worldwide, where he oversaw the division’s financial and accounting functions. Prior to this role, from 2011 to 2013, Mr. Schemm served as Director of Global Financial Planning & Analysis at Gilbarco Veeder Root, a Danaher Corporation, where he was responsible for operational and strategic planning and provided financial leadership for global operations and R&D. From 1999 to 2011, Mr. Schemm served in various capacities including Corporate Controller and Finance Director across various divisions of Monsanto Company, where he gained broad experience in internal controls, SEC reporting, corporate finance, treasury and investor relations. Mr. Schemm started his career at Bell Atlantic and Price Waterhouse Coopers. Mr. Schemm holds B.S. degrees in Accounting and Computer Science from Penn State University and an MBA from Carnegie Mellon University.

“Continental’s operations and long-term strategy are an excellent match for my background and I am delighted to join the team” stated Dennis Schemm, Continental’s incoming CFO. “The Company has made impressive strides to establish itself as a leader in the wallboard industry and I look forward to helping capitalize on the significant value-generating opportunities ahead.”

About Continental Building Products

Continental Building Products is a manufacturer of gypsum wallboard and complementary finishing products. The Company is headquartered in Herndon, Virginia with operations serving the residential, commercial and repair and remodel construction markets in the eastern United States and eastern Canada.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on historical information available at the time the statements are made and are based on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law. Investors are referred to the Company’s reports and documents filed with the SEC including its Annual Report on Form 10K for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement

Contact Information:

Investor Relations:

703 480-3980

Investorrelations@continental-bp.com